As filed with the Securities and Exchange Commission on December 21, 2001.
                                               Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        EASTERN VIRGINIA BANKSHARES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                  Virginia                                      54-1866052
(State or Other Jurisdiction of Incorporation      (I.R.S. Employer Identification No.)
              or Organization)

               217 Duke Street
           Tappahannock, Virginia                                 22560
   (Address of Principal Executive Offices)                     (Zip Code)

                        EASTERN VIRGINIA BANKSHARES, INC.
                             2000 STOCK OPTION PLAN
                            (Full Title of the Plan)

                                 Ned Stephenson
                      President and Chief Executive Officer
                        Eastern Virginia Bankshares, Inc.
                                 217 Duke Street
                          Tappahannock, Virginia 22560
                     (Name and Address of Agent For Service)

                                 (804) 443-8423
          (Telephone Number, Including Area Code, of Agent for Service)

                                 With a copy to:
                           John M. Oakey, III, Esquire
                        Williams, Mullen, Clark & Dobbins
                        1021 East Cary Street, 16th Floor
                            Richmond, Virginia 23219
                                 (804) 643-1991

                         CALCULATION OF REGISTRATION FEE

========================================== ================ ================== =================== ===============
                                                             Proposed Maximum   Proposed Maximum     Amount of
                                             Amount to Be     Offering Price       Aggregate        Registration
 Title of Securities to Be Registered       Registered (1)    Per Share (2)    Offering Price (2)     Fee (2)
------------------------------------------ ---------------- ------------------ ------------------- ---------------
Common Stock,  par value $2.00 per share     400,000 shares       $14.08           $5,632,000          $1,347

========================================== ================ ================== =================== ===============

(1) The amount of Common Stock registered hereunder shall be deemed to include any additional shares issuable as a result of any stock split, stock dividend or other change in the capitalization of the Registrant.
(2) Pursuant to Rule 457(c), the registration fee is based on the average of the high ($14.10) and low ($14.06) sales prices of one share of Common Stock, as reported on the Nasdaq SmallCap Market on December 18, 2001, and has been established solely for the purpose of calculating the registration fee.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference and made a part hereof:

         (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (the "Form 10-K");

         (2) the portions of the Registrant's definitive Proxy Statement for the Annual Meeting of Shareholders held on April 19, 2001 that have been incorporated by reference into the Form 10-K;

         (3) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

         (4) the Registrant's Current Reports on Form 8-K dated March 26, 2001 and November 27, 2001; and

         (5) the description of the Registrant's Common Stock, par value $2.00 per share, contained in the Registrant's Registration Statement on Form 8-A, filed on December 29, 1997.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.      Description of Capital Stock.

         Not applicable.

Item 5.      Interests of Named Experts And Counsel.

         None.


Item 6.      Indemnification of Directors and Officers.

         Article 10 of Chapter 9 of Title 13.1 of the Code of Virginia (the "Code") permits a Virginia corporation to indemnify any director or officer for reasonable expenses incurred in any legal proceeding in advance of final disposition of the proceeding, if the director or officer furnishes the corporation a written statement of his good faith belief that he or she has met the standard of conduct prescribed by the Code, and a determination is made by the board of directors that such standard has been met. In a proceeding by or in the right of the corporation, no indemnification shall be made in respect of any matter as to which an officer or director is adjudged to be liable to the corporation, unless the court in which the proceeding took place determines that, despite such liability, such person is reasonably entitled to indemnification in view of all of the relevant circumstances. In any other proceeding, no indemnification shall be made if the director or officer is adjudged liable to the corporation on the basis that personal benefit was improperly received by him. Corporations are given the power to make any other or further indemnity, including advance of expenses, to any director or officer that may be authorized by the articles of incorporation or any bylaw made by the shareholders, or any resolution adopted, before or after the event, by the shareholders, except an indemnity against willful misconduct or a knowing violation of the criminal law. Unless limited by its articles of incorporation, indemnification of a director or officer is mandatory when he or she entirely prevails in the defense of any proceeding to which he or she is a party because he or she is or was a director or officer.

         The Articles of Incorporation of the Registrant contain provisions indemnifying the directors and officers of the Registrant to the full extent permitted by Virginia law. In addition, the Articles of Incorporation of the Registrant eliminate the personal liability of the Registrant's directors and officers to the Registrant or its shareholders for monetary damages to the full extent permitted by Virginia law.


Item 7.      Exemption From Registration Claimed.

         Not applicable.


Item 8.      Exhibits.

         The following exhibits are filed on behalf of the Registrant as part of this Registration Statement:

         4.1 Articles of Incorporation of Eastern Virginia Bankshares, Inc., attached as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated herein by reference.

         4.2      Bylaws of  Eastern  Virginia  Bankshares,  Inc.,  attached  as
                  Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, incorporated herein by reference.

         4.3      Eastern Virginia Bankshares, Inc. 2000 Stock Option Plan.

         5        Opinion of Williams, Mullen, Clark & Dobbins.

         23.1     Consent of  Williams,  Mullen,  Clark & Dobbins  (included  in
                  Exhibit 5).

         23.2     Consent of Yount, Hyde & Barbour, P.C.

         24       Powers of Attorney (included on signature page).


Item 9.      Undertakings.

         The undersigned Registrant hereby undertakes:

             (1)      To file,  during any  period in which  offers or sales are
                      being   made,   a   post-effective   amendment   to   this
                      registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                      provided, however, that paragraph (1)(i) and (1)(ii) shall not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Essex County, Commonwealth of Virginia, on this 20th day of December, 2001.

                                       EASTERN VIRGINIA BANKSHARES, INC.


                                       By: /s/ Ned Stephenson
                                           -------------------------------------
                                           Ned Stephenson
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each of the undersigned hereby appoints Ned Stephenson as attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this Registration Statement, with any schedules or exhibits thereto, and any and all supplements or other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                                      Title                                 Date
                 ---------                                      -----                                 ----

            /s/ Ned Stephenson                        President, Chief Executive                December 20, 2001
-----------------------------------------                Officer and Director
               Ned Stephenson                       (Principal Executive Officer)


           /s/ Ronald L. Blevins                          Vice President and                    December 20, 2001
-----------------------------------------              Chief Financial Officer
             Ronald L. Blevins                   (Principal Financial Officer and
                                                    Principal Accounting Officer)


          /s/ F. L. Garrett, III                      Vice Chairman of the Board                December 20, 2001
-----------------------------------------
            F. L. Garrett, III



                 Signature                                      Title                                 Date
                 ---------                                      -----                                 ----


           /s/ Lewis R. Reynolds                        Senior Vice President                   December 20, 2001
-----------------------------------------                    and Director
             Lewis R. Reynolds


         /s/ L. Edelyn Dawson, Jr.                           Director and                       December 20, 2001
-----------------------------------------               Secretary of the Board
           L. Edelyn Dawson, Jr.


             /s/ W. Rand Cook                                  Director                         December 20, 2001
-----------------------------------------
               W. Rand Cook


          /s/ Warren Haynie, Jr.                               Director                         December 20, 2001
-----------------------------------------
             Warren Haynie, Jr.


            /s/ Eric A. Johnson                                Director                         December 20, 2001
-----------------------------------------
              Eric A. Johnson


         /s/ Howard Straughan, Jr.                             Director                         December 20, 2001
-----------------------------------------
           Howard Straughan, Jr.


           /s/ William L. Lewis                                Director                         December 20, 2001
-----------------------------------------
             William L. Lewis


           /s/ Leslie E. Taylor                                Director                         December 20, 2001
-----------------------------------------
             Leslie E. Taylor


            /s/ Jay T. Thompson                                Director                         December 20, 2001
-----------------------------------------
             Jay T. Thompson


                                  EXHIBIT INDEX
                                  -------------



Exhibit No.                        Description
-----------                        -----------

4.1 Articles of Incorporation of Eastern Virginia Bankshares, Inc., attached as Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated herein by reference.

4.2                Bylaws of Eastern  Virginia  Bankshares,  Inc.,  attached  as
                   Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1999, incorporated herein by reference.

4.3                Eastern Virginia Bankshares, Inc. 2000 Stock Option Plan.

5                  Opinion of Williams, Mullen, Clark & Dobbins.

23.1               Consent of  Williams,  Mullen,  Clark & Dobbins  (included in
                   Exhibit 5).

23.2               Consent of Yount, Hyde & Barbour, P.C.

24                 Powers of Attorney (included on signature page).